UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Rayonier Advanced Materials Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-4559529
(State of incorporation or organization)	(IRS Employer Identification No.)

1301 Riverplace Boulevard Suite 2300 Jacksonville, Florida	32207
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.00% Series A Mandatory Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-209747

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Rayonier Advanced Materials Inc. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated August 4, 2016 (the “Prospectus Supplement”) to a prospectus dated February 26, 2016 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-209747) (as amended, the “Registration Statement”), which Registration Statement was filed with the Commission on February 26, 2016, relating to the securities to be registered hereunder. The Company hereby incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.00% Series A Mandatory Convertible Preferred Stock of the Company is contained in the section captioned “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement and the section captioned “Description of Capital Stock” in the Prospectus Supplement. Such sections are incorporated herein by reference.

Item 2.	Exhibits.

Number	Description

2.1	Separation and Distribution Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of May 28, 2014 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Amendment No. 4 to the Registration Statement on Form 10 filed on May 29, 2014)

3.1	Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 30, 2014)

3.2	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on June 30, 2014)

3.3	Certificate of Designations of 8.00% Series A Mandatory Convertible Preferred Stock of Rayonier Advanced Materials Inc., filed with the Secretary of State of the State of Delaware and effective August 10, 2016 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 10, 2016)

4.1	Form of certificate representing the Registrant’s 8.00% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.3)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Rayonier Advanced Materials Inc.

By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Senior Vice President, General Counsel and Secretary

Date: August 10, 2016

EXHIBIT INDEX

Number	Description

2.1	Separation and Distribution Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of May 28, 2014 (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Amendment No. 4 to the Registration Statement on Form 10 filed on May 29, 2014)

3.1	Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 30, 2014)

3.2	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on June 30, 2014)

3.3	Certificate of Designations of 8.00% Series A Mandatory Convertible Preferred Stock of Rayonier Advanced Materials Inc., filed with the Secretary of State of the State of Delaware and effective August 10, 2016 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 10, 2016)

4.1	Form of certificate representing the Registrant’s 8.00% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.3)